SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



  Date of Report                                   April 19, 2001
  (Date of earliest event reported)                April 18, 2001


                       MNB Bancshares, Inc.
      (Exact name of Registrant as specified in its charter)


                             Delaware
          (State or other jurisdiction of incorporation)


             0-20878
                                               48-1120026
  (Commission File Number)         (I.R.S. Employer Identification Number)



  800 Poyntz Avenue, Manhattan, Kansas                  66502
  (Address of principal executive offices)            (Zip Code)



                             (785) 565-2000
       (Registrant's telephone number, including area code)






Item 5.  Other Information

      On April 19, 2001, Landmark Bancshares, Inc., a Kansas corporation ("Landmark"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with MNB Bancshares, Inc., a Delaware corporation ("MNB"), which provides for the merger of the two companies into a newly-incorporated corporation, Landmark Merger Company, which at the closing of the merger will change its name to Landmark Bancshares, Inc. ("Newco"). The Merger is conditioned upon, among other things, approval by holders of a majority of Landmark common stock and of MNB common stock, and the receipt of certain regulatory approvals. It is intended that the merger will be treated as a tax-free reorganization.

      Pursuant to the Merger Agreement, stockholders of Landmark will receive one share of Newco for each share of Landmark, and stockholders of MNB will receive 0.523 shares of Newco for each share of MNB.

      Immediately prior to the execution of the Merger Agreement, MNB entered into Amendment No. 1 to Rights Agreement, dated as of April 18, 2001, between MNB and Security National Bank, as rights agent, to make the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement.

      A copy of a Press Release, dated April 19, 2001, issued by Landmark and MNB relating to the merger is attached as Exhibit
99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)  Financial Statements of Business Acquired.

           None.

      (b)  Pro Forma Financial Information.

           None.

      (c)  Exhibits.


           99.1  Landmark  and MNB Press  Release  dated  April 19, 2001.


                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               MNB BANCSHARES, INC.



Dated: April 19, 2001            By:      /s/ Mark A Herpich
                                          Mark A. Herpich
                                          Vice President, Secretary,
                                          Treasurer and Chief Financial Officer


                                          EXHIBIT 99.1


                            PRESS RELEASE



FOR IMMEDIATE RELEASE
                                   FOR FURTHER INFORMATION CONTACT:
                                    Landmark Bancshares, Inc.
                                    Larry Schugart, President
                                    Phone:  620-227-8111

                                    MNB Bancshares, Inc.
                                    Patrick L. Alexander,
President
                                    Phone:  785-565-2000


                      LANDMARK BANCSHARES, INC.
                      AND MNB BANCSHARES, INC.
                           ANNOUNCE MERGER

April 19, 2001 -- Landmark Bancshares, Inc. (NASDAQ-NMS -- "LARK"), Dodge City, Kansas, the holding company for Landmark Federal Savings Bank and MNB Bancshares, Inc. (NASDAQ Small Cap Market -- "MNBB"), Manhattan, Kansas, the holding company for
Security National Bank, announced the signing today of an Agreement and Plan of Merger (the "Agreement"). The transaction is structured as a merger of equals and will be accounted for under the purchase method of accounting.

The  transaction  will  create  a  twelve-branch  network  covering eight counties in Kansas. With total combined assets of approximately $378 million, the new organization will rank as the third largest public bank holding company in Kansas.

After the closing of this transaction, Larry Schugart, President and CEO of Landmark, will become Chairman of the Board of the resulting company and Patrick L. Alexander, President and CEO of MNB, will become President and Chief Executive Officer of the resulting company. The Board of Directors of the resulting company  will  consist  of the  five  members  from  the  Board  of
Directors   of  Landmark   and  five  members  from  the  Board  of
Directors of MNB.

Larry Schugart, President of Landmark, said, "We are excited about our affiliation with MNB Bancshares and Security National Bank. The combination of Landmark and MNB will create a larger financial institution with greater resources and products by combining the strengths and geographical diversification of both companies. We believe that the merger will enhance long-term stockholder value and provide the opportunity to offer more financial services to the customers, residences and businesses in our communities. Although our institution has been a leading residential lender in the markets we serve, in recent years our focus has expanded to small business and consumer lending. With the impending merger and change to a commercial bank charter, while we will maintain our community focus, expansion into serving the business needs of our market will be enhanced."

Patrick Alexander, President of MNB, said, "We look forward to our merger with Landmark. Both institutions have grown and prospered as community financial institutions, and we now will be able to provide services and products at more offices over an expanded geographical area. The increased asset size and resulting stockholders' equity are expected to improve profitability and stockholder value and provide a more liquid trading market for the stock of the resulting company."

Pursuant to the Merger Agreement, Landmark and MNB will merge into a newly-formed corporation, Landmark Merger Company, which at the closing of the merger will change it name to Landmark
Bancshares, Inc. As a result of the merger, each issued and outstanding share of Landmark common stock will be converted into the right to receive 1.0 shares of the new company common stock and each issued and outstanding share of MNB common stock will be converted into the right to receive .523 shares of the new company common stock. At the closing of the merger, Landmark Federal will merge with and into Security National Bank which will change its name to Landmark National Bank. After the merger, it is expected that the combined company's common stock will be traded on the Nasdaq National Market System under the symbol "LARK."

Both Presidents observed that the combined company will be well capitalized, with a total equity to assets ratio in excess of 10% and a tangible equity ratio of about 9.5%. The combined company expects to pay a quarterly cash dividend of 15 cents per common share or an equivalent of about 7.8 cents per MNB common share, up about 20% for MNB shareholders. This strategic alliance will combine two bank operations, which geographically compliment each other with no direct overlap. As a result, all branches will remain open and customers can expect to deal with the same individuals they have put their trust in through the years. While the headquarters will be in Manhattan, corporate functions are anticipated to be shared between Dodge City and Manhattan.

Following the merger, the Landmark and MNB shareholders will own approximately 60% and 40% of the combined company, respectively. Based on the past 30 days average trading price of Landmark common stock, the exchange ratio results in an implied price for each MNB share of approximately $9.25. However, the transaction is expected to be accretive to the combined companies' earnings per share and to both of the companies on an individual basis, in the first year of operations. The earnings accretion will result from pre-tax net revenue opportunities and cost efficiencies of approximately $1.0 million, or 11% of combined pro forma operating expenses. Management believes that this transaction should significantly enhance the combined companies' earnings per share growth rate.

MNB is a bank holding company headquartered in Manhattan, Kansas, which owns all of the stock of Security National Bank, a national commercial bank. Security has offices located in Manhattan, Topeka, Osage City, Auburn and Wamego, Kansas. At March 31, 2001, MNB had total assets and stockholders' equity of approximately $155 million and $15 million, respectively.

Landmark Bancshares, Inc. is a savings and loan holding company headquartered in Dodge City, Kansas, which owns all of the stock of Landmark Federal Savings Bank. Landmark Federal is a
federally-chartered, FDIC-insured stock savings bank headquartered in Dodge City, Kansas. The Bank has six full-service branch offices located in Dodge City, Garden City, Great Bend, Hoisington, and La Crosse, Kansas and a loan production office in Overland Park, Kansas. The Bank is a community-oriented, full-service retail savings bank offering a wide range of loan products and savings deposits. At March 31, 2001, Landmark Bancshares, Inc. had total assets and stockholders' equity of $223 million and $25 million, respectively.

The merger is subject to several conditions, including the approval of the stockholders of Landmark and the stockholders of MNB and the receipt of regulatory approval. The transaction is expected to close late in the third quarter or fourth quarter of 2001.

MNB and Landmark will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by MNB will be available free of charge from its Corporate Secretary at 800 Poyntz Avenue, Manhattan, Kansas 66502, telephone (785)
565-2000. Documents filed with the SEC by Landmark will be available free of charge from the Corporate Secretary of Landmark at Central and Spruce Streets, PO Box 1437, Dodge City, Kansas 67801-1437, telephone (620) 227-8111. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Landmark, MNB, and their directors and officers may be deemed to be participants in the solicitation of proxies in connection with the upcoming special meeting of stockholders. INFORMATION ABOUT LANDMARK'S PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY MATERIALS FILED BY LANDMARK WITH THE
SEC ON DECEMBER 15, 2000. INFORMATION ABOUT MNB'S PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY MATERIALS FILED BY MNB WITH THE SEC ON APRIL 19, 2001.

Statements contained in this news release which are not historical facts are forwarding-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forwarding-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Landmark and MNB with the Securities and Exchange Commission from time to time. Landmark and MNB do not undertake, and specifically disclaim, any obligation to publicly release results of any revisions that may be made to any forward-looking statements.